Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$8,585,390
Unrealized Gain (Loss) on Market Value of Commodity Futures	7,566,180
Dividend Income	196,592
Interest Income	132,288
ETF Transaction Fees	3,150
Total Income (Loss)	$16,483,600

Expenses
General Partner Management Fees	$69,651
Professional Fees	18,865
Brokerage Commissions	8,832
Directors' Fees and insurance	7,185
Total Expenses	$104,533
Net Income (Loss)	$16,379,067

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/26	$100,436,504
Additions (650,000 Shares)	20,210,549
Withdrawals (50,000 Shares)	(1,510,928)
Net Income (Loss)	16,379,067

Net Asset Value End of Month	$135,515,192
Net Asset Value Per Share (4,150,000 Shares)	$32.65

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596